Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Alesco Financial Inc. 2006 Long-Term Incentive Plan of our reports dated March 10, 2008, with respect to the consolidated financial statements and schedules of Alesco Financial Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Alesco Financial Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 22, 2008